UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2009

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2009, SunSi Energies, Inc. through its wholly owned subsidiary SunSi Energies Hong Kong Limited (“SunSi HK”) entered into an Exclusive Distribution Framework Agreement with Zibo Baokai Commerce and Trade Co., Ltd. and Zibo Baoyun Chemical Plant (“Agreement”). Pursuant to the terms of the Agreement SunSi HK will be the exclusive distributor of Zibo Baoyun Chemical Plant’s trichlorisane production for sales outside of the People’s Republic of China for an initial period of 18 months with a subsequent 18 months term available at SunSi HK’s option.

A copy of the Agreement is attached hereto as Exhibit 10 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10	Exclusive Distribution Framework Agreement dated December 12, 2009 by and among Sunsi Energies Hong Kong Limited, Zibo Baokai Commerce and Trade Co., Ltd. and Zibo Baoyun Chemical Plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	December 15, 2009

By:	/s/ Michel LaPorte
Michel LaPorte
Chief Executive Officer